EXHIBIT 6


                     CERTAIN INFORMATION REGARDING THE DIRECTORS
                  AND EXECUTIVE OFFICERS OF FIRST UNION CORPORATION


          First Union Corporation is registered a bank holding company, incorporated under the laws of the State of North Carolina. The address of its principal executive office is One First Union Center, Charlotte, North Carolina 28288. The following table (which is based solely upon information provided to the Reporting Persons by First Union Corporation) sets forth the name, residence or business address, present occupation or employment of each director and executive officer of First Union Corporation, along with the name, principal business and address of any corporation or other organization in which such employment is conducted:

                                                      OCCUPATION OR EMPLOYMENT
                               BUSINESS (B) OR       NAME OF EMPLOYER, BUSINESS
                                RESIDENCE (R)        OF EMPLOYER, ADDRESS OF
             NAME                  ADDRESS                          EMPLOYER


          DIRECTORS

      Robert D. Davis    (R)   1041 Ponte Vedra      Chairman, D.D.I., Inc.,
                               Blvd.                 investments
                               Ponte Vedra Beach, FL P.O. Box 2088
                               32082                 Jacksonville, FL  32203-
                                                     2088


      Roddey Dowd, Sr.   (R)   1242 Queens Road      Chairman, Charlotte Pipe
                               West                  and Foundry Company, a
                               Charlotte, NC  28207  manufacturer of pipe and
                                                     fittings
                                                     P.O. Box 35430
                                                     Charlotte, NC  28235


      William H.         (R)   6701 River Road       Chairman, AMF Companies, a
      Goodwin, Jr.             Richmond, VA  23229   manufacturer of sports and
                                                     other equipment
                                                     901 East Cary Street,
                                                     Suite 1400
                                                     Richmond, VA  23219

      Torrence E. Hemby, (R)   2633 Richardson       President, Beverly Crest
      Jr.                      Drive                 Corporation, real estate
                               Charlotte, NC  28211  development
                                                     2809 Cavan Court
                                                     Charlotte, NC  28270

      Jack A. Laughery   (B)   800 Tiffany Blvd.,    Investor
                               Suite 305
                            Rocky Mount, NC  27804

                                                      OCCUPATION OR EMPLOYMENT
                               BUSINESS (B) OR       NAME OF EMPLOYER, BUSINESS
                                RESIDENCE (R)        OF EMPLOYER, ADDRESS OF
             NAME                  ADDRESS                          EMPLOYER


      Radford D. Lovett  (R)   129 Ponte Vedra       Chairman, Commodores Point
                               Blvd.                 Terminal Corp., an
                               Ponte Vedra Beach, FL operator of a marine
                               32082                 terminal and real estate
                                                     P.O. Box 4069
                                                     Jacksonville, FL 32201


      Randolph N.        (R)   8605 River Road       President & CEO, Reynolds
      Reynolds                 Richmond, VA  23261   International, Inc., an
                                                     aluminum manufacturer
                                                     P.O. Box 27002
                                                     Richmond, VA  23261


      John D. Uible      (B)   225 Water Street      Investor
                               Suite 840
                               Jacksonville, FL 32202

      Kenneth G. Younger (R)   3639 Country Club     Consultant
                               Dr.
                               Gastonia, NC  28054


      G. Alex Bernhardt  (R)   7120 Green Hill       President and Chief
                               Circle                Executive Officer,
                               Blowing Rock, NC      Bernhardt Furniture
                               28605                 Company, furniture
                                                     manufacturing
                                                     P.O. Box 740
                                                     Lenoir, NC  28645

      W. Waldo Bradley   (R)   Sylvan Island         Chairman, Bradley Plywood
                               Savannah, GA  31404   Corporation, building
                                                     materials
                                                     P.O. Box 1408
                                                     Savannah, GA  31402-1408


      Brenton S. Halsey  (R)   213 Ampthill Road     Chairman Emeritus, James
                               Richmond, VA  23226   River Corporation,
                                                     marketer & manufacturer of
                                                     consumer products
                                                     P.O. Box 2218
                                                     Richmond, VA  23217

      Howard H. Haworth  (R)   217 Riverside Drive   President, The Haworth
                               Morganton, NC  28655  Group and The Haworth
                                                     Foundation, Inc.,
                                                     investments
                                                     First Union National Bank
                                                     Bldg.
                                                     300 N. Green St., Suite 201
                                                     Morganton, NC  28655


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


                                                      OCCUPATION OR EMPLOYMENT
                               BUSINESS (B) OR       NAME OF EMPLOYER, BUSINESS
                                RESIDENCE (R)        OF EMPLOYER, ADDRESS OF
             NAME                  ADDRESS                          EMPLOYER



      Leonard G. Herring (R)   310 Coffey Street     President and Chief
                               North Wilkesboro, NC  Executive Officer, Lowe's
                               28659                 Companies, Inc., a
                                                     retailer of building
                                                     materials and related
                                                     products for home
                                                     improvements
                                                     P.O. Box 1111
                                                     North Wilkesboro, NC
                                                     28656


      Henry D. Perry,    (R)   12240 N.W. 8th        Physician, retired
      Jr., M.D.                Street
                               Plantation, FL  33325

      Lanty L. Smith     (R)   1401 Westridge Road   Chairman and Chief
                               Greensboro, NC  27401 Executive Officer,
                                                     Precision Fabrics Group,
                                                     Inc., a manufacturer of
                                                     technical, high-
                                                     performance textile
                                                     products
                                                     North Carolina Trust
                                                     Bldg., Suite 600
                                                     Greensboro, NC  27401

      Dewey L. Trogdon   (R)   P.O. Box 1477         Chairman, Cone Mills
                               Banner Elk, NC  28604 Corporation, a textile
                                                     manufacturer
                                                     1201 Maple Street
                                                     Greensboro, NC  27405

      Robert J. Brown    (R)   1129 Pennywood        Chairman, President and
                               Drive                 Chief Executive Officer,
                               High Point, NC  27265 B&C Associates, Inc., a
                                                     public relations and
                                                     marketing research firm
                                                     P.O. Box 2636
                                                     High Point, NC  27261

      Edward E.                       *              Chairman and Chief
      Crutchfield, Jr.                               Executive Officer, First
                                                     Union Corporation*

      R. Stuart Dickson  (R)   2235 Pinewood         Chairman of the Executive
                               Circle                Committee, Ruddick
                               Charlotte, NC  28211  Corporation, a diversified
                                                     holding company
                                                     2000 Two First Union
                                                     Center
                                                     Charlotte, NC  28282


      B. F. Dolan        (B)   1990 Two First        Investor
                               Union Center
                               Charlotte, NC  28282


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


                                                      OCCUPATION OR EMPLOYMENT
                               BUSINESS (B) OR       NAME OF EMPLOYER, BUSINESS
                                RESIDENCE (R)        OF EMPLOYER, ADDRESS OF
             NAME                  ADDRESS                          EMPLOYER


      John R. Georgius                *              President, First Union
                                                     Corporation *



      Max Lennon         (B)   1000 Naturally        President & CEO, Eastern
                               Fresh Blvd.           Foods, Inc., a food
                            Atlanta, GA  30348       manufacturer & distributor
                                                     1000 Naturally Fresh Blvd.
                                                     Atlanta, GA  30348

      Ruth G. Shaw       (C)   2834 Oldenway Drive   Senior Vice President for
                            Charlotte, NC  28269     Corporate Resources, Duke
                                                     Power Company, an
                                                     investor-owned electric
                                                     utility
                                                     P.O. Box 1009
                                                     Charlotte, NC  28201-1009

      B. J. Walker                    *              Vice Chairman, First Union
                                                     Corporation *

      EXECUTIVE OFFICERS
        (NOT OTHERWISE
          LISTED ABOVE)


      Robert T. Atwood                *              Executive Vice President
                                                     and Chief Financial
                                                     Officer, First Union
                                                     Corporation *

      Marion A. Cowell,               *              Executive Vice President,
      Jr.                                            Secretary and General
                                                     Counsel, First Union
                                                     Corporation *


     * First Union Corporation is registered a bank holding company, and the address of its principal executive office is One First Union Center, Charlotte, North Carolina 28288 (which is the business address of such director or executive officer).

        Each of the directors and executive officers of First Union Corporation is a U.S. citizen. Neither First Union Corporation nor any of its directors and executive officers has been, during the last five years, convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or a party to a civil proceeding of a judicial or administrative body of competent jurisdiction, as a result of which any of them was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.



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